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                                                                      Exhibit 10

                         BRUSH ENGINEERED MATERIALS INC.

                     Agreement Relating to Restricted Shares
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                  WHEREAS, Gordon D. Harnett (the "Grantee") is an officer of
Brush Engineered Materials Inc., an Ohio corporation (the "Corporation");

                  WHEREAS, the execution of an agreement in the form hereof (this "Agreement") has been authorized by a resolution of the Organization and Compensation Committee (the "Committee") of the Board of Directors of the Corporation that was duly adopted by a written action in lieu of a meeting that became effective on September 1, 2000;

                  WHEREAS, the Grantee has surrendered to the Corporation options granted on January 22, 1991 under the Corporation's 1995 Stock Incentive Plan (the "Plan") to purchase 100,000 shares of common stock of the Corporation, par value $1.00 per share, at an exercise price per share of $16.25;

                  NOW, THEREFORE, pursuant to the Plan, the Corporation hereby grants to the Grantee 20,245 Restricted Shares (as defined in the Plan), effective as of September 1, 2000 (the "Date of Grant"), and subject to the terms and conditions of the Plan and the following additional terms, conditions, limitations and restrictions:

                                    ARTICLE I

                                   DEFINITIONS

                  1. All terms used herein with initial capital letters and not otherwise defined herein that are defined in the Plan have the meanings assigned to them in the Plan.

                  2. "Cause" means commission by the Grantee of one or more of the following acts with a cumulative effect that is materially harmful to the Corporation and its Subsidiaries


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taken as a whole: (a) an intentional act of fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Corporation or any Subsidiary; (b) intentional wrongful damage to property of the Corporation or any Subsidiary; (c) intentional wrongful disclosure of secret processes or confidential information of the Corporation or any Subsidiary; and
(d) intentional wrongful engagement in any competitive activity that would constitute a material breach of the duty of loyalty. For purposes of this Agreement, no act, or failure to act, on the part of the Grantee shall be deemed "intentional" if it was due primarily to an error in judgment or negligence. Any act or omission shall be deemed "intentional" only if done, or omitted to be done, by the Grantee not in good faith and without reasonable belief that his action or omission was in or not opposed to the best interest of the Corporation and its Subsidiaries. Notwithstanding the foregoing, the Grantee shall not be deemed to have been terminated for "Cause" hereunder unless and until there has been delivered to the Grantee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the Board then in office at a meeting of the Board called and held for such purpose (after reasonable notice to the Grantee and an opportunity for the Grantee, together with his counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Grantee had committed an act set forth above in this paragraph and specifying the particulars thereof in detail.

                  3. "Good Reason" means (a) any reduction in the Grantee's base salary or annual bonus opportunity; (b) any significant reduction in the Grantee's benefits or his perquisites; (c) any significant reduction in the Grantee's title, status, position, responsibilities, duties or reporting relationships; or (d) requirement by the Corporation that the Grantee have as his principal location of work any location that is in excess of 50 miles from the Grantee's principal residence as of the date of this Agreement.

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                                   ARTICLE II

                       CERTAIN TERMS OF RESTRICTED SHARES

                  1. ISSUANCE OF RESTRICTED SHARES. The Restricted Shares covered by this Agreement shall be issued to the Grantee effective upon the Date of Grant. The Common Shares subject to this grant of Restricted Shares shall be fully paid and nonassessable and shall be represented by a certificate or certificates registered in the Grantee's name, endorsed with an appropriate legend referring to the restrictions hereinafter set forth.

                  2. RESTRICTIONS ON TRANSFER OF SHARES. The Common Shares subject to this grant of Restricted Shares may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Grantee, except to the Corporation, until the Restricted Shares have become nonforfeitable as provided in Section 3 hereof; PROVIDED, HOWEVER, that the Grantee's rights with respect to such Common Shares may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer or encumbrance in violation of the provisions of this Section 2 of this Article II shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in the Common Shares purported to have been transferred. The Corporation in its sole discretion, when and as permitted by the Plan, may waive the restrictions on transferability with respect to all or a portion of the Common Shares subject to this grant of Restricted Shares.

                  3. VESTING OF RESTRICTED SHARES. All of the Restricted Shares covered by this Agreement shall become nonforfeitable upon the occurrence of any of the following events:

                  (a) the Grantee having remained in the continuous employ of the Corporation or a Subsidiary for three years from the Date of Grant;

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                  (b) the Grantee's death or permanent disability while in the employ of the Corporation or a Subsidiary during the three-year period from the Date of Grant;

                  (c) a Change in Control during the three-year period from the Date of Grant while the Grantee is employed by the Corporation or a Subsidiary;

                  (d) involuntary termination of the Grantee's employment by the Corporation without Cause during the three-year period from the Date of Grant; and

                  (e) voluntary termination by the Grantee of his employment for Good Reason during the three-year period from the Date of Grant.

                  4. FORFEITURE OF SHARES. The Restricted Shares shall be forfeited, except as otherwise provided in Section 3 above, if the Grantee ceases to be employed by the Corporation or a Subsidiary during the first three years from the Date of Grant. In the event of a forfeiture, the certificate(s) representing the Restricted Shares covered by this Agreement shall be canceled.

                  5. DIVIDEND, VOTING AND OTHER RIGHTS. (a) Except as otherwise provided herein, from and after the Date of Grant, the Grantee shall have all of the rights of a shareholder with respect to the Restricted Shares covered by this Agreement, including the right to vote such Restricted Shares and receive any dividends that may be paid thereon; PROVIDED, HOWEVER, that if the Grantee becomes entitled to receive additional Common Shares or other securities pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Corporation, those securities received by the Grantee by virtue of his ownership of the Restricted Shares will be subject to the same restrictions as the Restricted Shares to which their issuance relates.

                  (b) Cash dividends on the Restricted Shares covered by this Agreement shall be sequestered by the Corporation from and after the Date of Grant until such time as the Restricted

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Shares to which they are attributable become nonforfeitable in accordance with
Section 3 of this Article II, whereupon such dividends as are no longer sequestered shall be paid to the Grantee in cash. To the extent that Restricted Shares covered by this Agreement are forfeited pursuant to Section 4 of this
Article II, all the dividends sequestered with respect to the forfeited Restricted Shares shall also be forfeited. No interest shall be payable with respect to any sequestered dividends.

                  6. RETENTION OF STOCK CERTIFICATE(S) BY THE CORPORATION. The certificate(s) representing the Restricted Shares covered by this Agreement shall be held in custody by the Corporation, together with a stock power endorsed in blank by the Grantee with respect thereto, until those shares become nonforfeitable in accordance with Section 3 of this Article II.

                                   ARTICLE III

                               GENERAL PROVISIONS

                  1. COMPLIANCE WITH LAW. The Corporation shall make reasonable efforts to comply with all applicable federal and state securities laws; PROVIDED, HOWEVER, that notwithstanding any other provision of this Agreement, the Corporation shall not be obligated to issue any Common Shares pursuant to this Agreement if the issuance thereof would result in a violation of any such law.

                  2. WITHHOLDING TAXES. If the Corporation or any Subsidiary is or becomes required to withhold any federal, state, local or foreign tax in connection with any issuance or vesting of Common Shares or other securities pursuant to this Agreement, the Grantee shall pay the tax or make provisions for the payment thereof that are satisfactory to either the Corporation or the Subsidiary that is required to withhold the tax. The Grantee may elect to satisfy all or any part of any such withholding obligation by surrendering to the Corporation or the Subsidiary that

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is required to withhold the tax a portion of the Common Shares that are issued or transferred to the Grantee hereunder, and the Common Shares so surrendered by the Grantee shall be credited against any such withholding obligation at the Market Value Per Share of the Common Shares on the date of the surrender.

                  3. CONTINUOUS EMPLOYMENT. For purposes of this Agreement, the continuous employment of the Grantee with the Corporation or a Subsidiary shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Corporation or a Subsidiary, by reason of the transfer of his employment among the Corporation and its Subsidiaries or a leave of absence approved by the Board.

                  4. RIGHT TO TERMINATE EMPLOYMENT. No provision of this Agreement shall limit in any way whatsoever any right that the Corporation or a Subsidiary may otherwise have to terminate the employment of the Grantee at any time.

                  5. RELATION TO OTHER BENEFITS. Any economic or other benefit to the Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Corporation or a Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Corporation or a Subsidiary.

                  6. AMENDMENTS. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; PROVIDED, HOWEVER, that no amendment shall adversely affect the rights of the Grantee under this Agreement without the Grantee's consent.

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                  7. SEVERABILITY. In the event that one or more of the
provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

                  8. GOVERNING LAW. This agreement is made under, and shall be construed in accordance with, the internal substantive laws of the State of Ohio.

                  This Agreement is executed by the Corporation as of the 1st day of September, 2000.

                                             BRUSH ENGINEERED MATERIALS INC.



                                             By: /s/ M. C. Hasychak
                                                 -------------------------------
                                             Name:  Michael C. Hasychak
                                             Title: V.P. Treasurer and Secretary

                  The undersigned hereby acknowledges receipt of an executed original of this Agreement Relating to Restricted Shares, certifies that he has surrendered to the Corporation options, dated January 22, 1991, to purchase 100,000 Common Shares at a price per share of $16.25 and accepts the award of Restricted Shares granted hereunder on the terms and conditions set forth herein and in the 1995 Stock Incentive Plan.

Date:  9/1/00                                      /s/ Gordon D. Harnett
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                                                   Gordon D. Harnett
                                                   Grantee